UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2009

(Exact name of registrant as specified in charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Reference is made to KeyCorp’s Form S-4 Registration Statement (Reg. No. 333-159490), as amended, pertaining to KeyCorp’s Offer to Exchange (the “Exchange Offer”) up to 158,518,835 Common Shares of KeyCorp for any and all trust preferred securities of KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII, KeyCorp Capital IX, and KeyCorp Capital X (collectively, the “Trust Preferred Securities”). Reference is also made to KeyCorp’s Form 8-K (Item 8.01) filing dated July 22, 2009, in which KeyCorp reported that it had amended its previously announced Exchange Offer of Common Shares for any and all Trust Preferred Securities to reduce the amount of Trust Preferred Securities that will be accepted for exchange from $1,740,000,000 in aggregate liquidation preference of outstanding Trust Preferred Securities to a maximum total of $500,000,000 in aggregate liquidation preference of outstanding Trust Preferred Securities. The maximum number of KeyCorp Common Shares that may be issued in the Exchange Offer remains unchanged at 158,518,835 shares. If upon expiration of the Exchange Offer KeyCorp receives in excess of $500,000,000 in aggregate liquidation preference of outstanding Trust Preferred Securities, KeyCorp will determine the liquidation preference of Trust Preferred Securities that will be accepted from each tendering holder in the Exchange Offer on a pro rata basis (based upon the proportion the Trust Preferred Securities to be accepted for exchange bears to the total number of Trust Preferred Securities validly tendered by all tendering holders). All other terms of the Exchange Offer remain unchanged.

Consistent with the amendment to limit the overall maximum liquidation preference of Trust Preferred Securities to be accepted in the Exchange Offer, KeyCorp is hereby filing revised pro forma financial information to reflect that limit and also to give effect to and show the pro forma impact of the Exchange Offer on its financial condition and earnings as of and for the six-month period ended June 30, 2009, and as of and for the fiscal year ended December 31, 2008. Such information is filed as Exhibit 99.1 hereto and is incorporated by reference.

Capitalized terms used but not otherwise defined herein and in Exhibit 99.1 shall have the same meanings attributed to such terms as set forth in the Prospectus dated July 7, 2009 filed in the Form S-4 Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Unaudited Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

Date: July 24, 2009	/s/ Daniel R. Stolzer
	By:	Daniel R. Stolzer
Vice President and Deputy General Counsel